SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): November 4, 1996
                                                         ----------------


                             REDWOOD FINANCIAL, INC.
             (Exact name of Registrant as specified in its Charter)



         Minnesota                    0-25884                     41-1807233
----------------------------   ------------------------        ----------------
(State or other jurisdiction   (Commission File Number)        (I.R.S. Employer
      of incorporation)                                      Identification No.)



301 S. Washington Street, P.O. Box 317, Redwood Falls, Minnesota      56283
----------------------------------------------------------------   -------------
(Address of principal executive offices)                            (Zip Code)



Registrant's telephone number, including area code:           (507) 637-8730
                                                              ---------------



                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last Report)

Item 5.  Other Events
---------------------

        The Registrant issued a joint press release on November 4, 1996, announcing that it had entered into a letter of intent ("Letter") with Olivia Bancorporation, Inc. ("Olivia") and American State Bank of Olivia (the "Bank") dated November 1, 1996 and executed November 4, 1996 for the acquisition of Olivia and the Bank by the Registrant. Pursuant to the terms of the Letter, the Registrant will pay an aggregate cash payment of $4.375 million. It is anticipated that the Letter will be replaced by a definitive merger agreement. If the definitive merger agreement has not been executed within 45 days of the date of the execution of the Letter (unless extended) the Letter will terminate.

        Consummation of the acquisition is subject to several conditions, including receipt of applicable regulatory approval and the completion of satisfactory due diligence by the Registrant.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
---------------------------------------------------------------------------

        (c)    Exhibits:

               Exhibit 2 - Letter of Intent dated November 1, 1996

               Exhibit 99 - Press Release dated November 4, 1996

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                   REDWOOD FINANCIAL, INC.



Date:  November 4, 1996                     By:    /s/ Paul W. Pryor
                                                   -----------------
                                                   Paul W. Pryor
                                                   President